INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 33 - 53113, 33-12340, 33-13373 and 33-17536); Form S-8 (Nos. 2-
75423, 2-83877, 33-14382, 33-29351, 33-32839 and 33-56529); and Form S-16
(Nos. 2-76538 and 2-76656) of Rohr, Inc., of our reports dated September 11, 1995, appearing and incorporated by reference in this Annual Report on Form 10-K of Rohr, Inc., for the year ended July 31, 1995.



Deloitte & Touche LLP

San Diego, California
September 11, 1995


                                  EXHIBIT 23